JM Group Limited

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

9999

Certificate Number

XXXXXXX

Shares

PAR VALUE $0.0000625
ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.: G5146R107

SPECIMEN

Is The Owner Of

FULLY PAID AND NON-ASSESSABEL SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0000625 EACH OF

JM GROUP LIMITED

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.


JM GROUP LIMITED
Corporate
Seal
BRITISH VIRGIN ISLANDS

CHUN KWOK STANLEY TING
CEO and Chairman

DATED:

COUNTERSIGNED AND REGISTERED:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112